Exhibit 5.1

May 31, 2019

XBiotech Inc. 8201 E. Riverside Drive Building 4, Suite 100 Austin, Texas USA 78744

Dear Sirs/Mesdames:

Re:	XBiotech Inc. – Registration Statement on Form S-3

We have acted as Canadian counsel to XBiotech Inc. (the “Company”) "), a British Columbia company, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), of up to 865,547 common shares without par value in the capital of the Company (the “Common Shares”), which may be issued and sold by the Company as contemplated in the Registration Statement. The Company previously registered 7,000,000 common shares in the capital of the Company on the Registration Statement Form S-3 (File No. 333-213218), which was declared effective on September 1, 2016 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, the offering and sale of the additional 865,547 Common Shares are registered by the Registration Statement.

This opinion is being delivered in connection with the Registration Statement, accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of this opinion, we have examined, among other things, the Registration Statement and a certificate of a representative of the Company (the “Officer’s Certificate”). We have also considered such questions of law and examined such statutes, regulations, orders, certificates, records of corporate proceedings and other documents as we have considered necessary for the purpose of rendering this opinion.

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof;

(e)	the certificate of continuance of the Company is conclusive evidence that the Company is incorporated under the Business Corporations Act (British Columbia); and

(f)	all facts set forth in the certificates supplied by the respective officers and directors of the Company, including the Officer’s Certificate, are complete, true and accurate as of the date hereof.

Our opinion below is expressed only with respect to the laws of the Province of British Columbia and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Based on the above, we are of the opinion that when: (a) the issuance and sale of any Common Shares pursuant to the Registration Statement has been duly authorized by the board of directors of the Company, and (b) the full consideration for the issuance fixed by the board of directors has been received by the Company, the Common Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours truly,
“Stikeman Elliott LLP”